RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Rocco Campanelli
Pennsauken, NJ 08109	info@rcmt.com	President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES THIRD QUARTER RESULTS

Pennsauken, NJ – November 5, 2015 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, information technology and specialty health care services, today announced financial results for the thirteen and thirty-nine week periods ended October 3, 2015.

RCM Technologies reported revenues of $45.1 million for the thirteen week period ended October 3, 2015, a 2.8% decrease as compared to $46.4 million for the thirteen week period ended September 27, 2014 (the comparable prior year period). Gross profit was $12.8 million for the thirteen week period ended October 3, 2015, a 2.7% decrease as compared to $13.2 million for the comparable prior year period.  Operating income was $1.9 million for the thirteen week period ended October 3, 2015, a 32.7% decrease as compared to $2.8 million for the comparable prior year period. Net income for the thirteen week period ended October 3, 2015 was $1.0 million, or $0.07 per diluted share, as compared to $1.9 million, or $0.15 per diluted share, for the comparable prior year period.

The Company reported revenues of $138.3 million for the thirty-nine week period ended October 3, 2015, a 4.2% decrease as compared to $144.5 million for the thirty-nine week period ended September 27, 2014 (the comparable prior year period). Gross profit was $38.2 million for the thirty-nine week period ended October 3, 2015, as compared to $38.4 million for the comparable prior year period.  Operating income was $5.5 million for the thirty-nine week period ended October 3, 2015, a 30.7% decrease as compared to $7.9 million for the comparable prior year period. Net income for the thirty-nine week period ended October 3, 2015 was $3.0 million, or $0.23 per diluted share, as compared to $5.1 million, or $0.40 per diluted share, for the comparable prior year period.

Rocco Campanelli, President and Chief Executive Officer of RCM Technologies, commented, “While cognizant of the lower year over year consolidated comparisons of our operating results, we are pleased to see the improvement in our third quarter of 2015 results as compared to our second quarter of 2015. We are also observing encouraging signs in several of our businesses on a year over year basis.  Our Specialty Healthcare Staffing segment continues to reach new heights as their third quarter, which is typically a seasonal low, achieved another record result with $10.7 million in revenues. Our healthcare revenues grew by almost 50% as compared to the third quarter of 2014. Our Information Technology segment continued its steady performance and grew by 5.3% in the third quarter of 2015 as compared to the third quarter of 2014 despite our two largest life sciences clients from fiscal 2014 declining by $2.0 million in revenues. Our Engineering segment improved their gross profit contribution to $4.9 million in the third quarter of 2015 as compared to our disappointing second quarter of 2015 gross profit of $4.3 million. We are very excited about the master services agreement signed with Bruce Power during the quarter and expect that contract to act as a springboard for an improved fiscal 2016.”

Kevin Miller, Chief Financial Officer of RCM Technologies, added, “We are happy to see a rebound from our second quarter of 2015. We also generated $10.0 million in cash flow from operations and improved our net debt position to $10.5 million. We expect to see continued strong cash flow from operations in the fourth quarter.”

Conference Call
On Friday, November 6, 2015, RCM Technologies will host a conference call to discuss these results. The call will begin at 10:00 a.m. Eastern Time.  The dial-in number is (866) 240-5139.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Share and Per Share Amounts)

	Thirteen Week Periods Ended
	October 3, 2015	September 27, 2014
Revenues	$45,077	$46,382
Cost of services	32,275	33,221
Gross profit	12,802	13,161
Selling, general and administrative	10,462	9,991
Depreciation and amortization	434	337
Operating income	1,906	2,833
Other (expense) income, net	(174)	6
Income before income taxes	1,732	2,839
Income tax expense	770	962
Net income	$962	$1,877

Diluted net earnings per share data	$0.07	$0.15

	Thirty-Nine Week Periods Ended
	October 3, 2015	September 27, 2014
Revenues	$138,329	$144,460
Cost of services	100,134	106,087
Gross profit	38,195	38,373
Selling, general and administrative	31,640	29,592
Depreciation and amortization	1,084	885
Operating income	5,471	7,896
Other expense, net	(427)	(19)
Income before income taxes	5,044	7,877
Income tax expense	2,005	2,780
Net income	$3,039	$5,097

Diluted net earnings per share data	$0.23	$0.40

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	October 3, 2015	January 3, 2015
	(Unaudited)
Cash and cash equivalents	$4,542	$6,411
Accounts receivable, net	$52,766	$59,187
Total current assets	$64,328	$72,579
Total assets	$81,674	$87,273
Total current liabilities	$21,068	$23,633
Borrowing under line of credit	$15,000	$20,000
Net debt (borrowings less cash)	$10,458	$13,589
Total liabilities	$37,589	$44,408
Stockholders’ equity	$44,085	$42,865
Treasury stock	$8,037	$7,529

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	October 3, 2015	September 27, 2014
Net income	$962	$1,877
Adjustments to reconcile net income to cash provided by operating activities	1,072	1,341
Changes in operating assets and liabilities
Accounts receivable	6,717	(1,609)
Prepaid expenses and other current assets	130	1,450
Net of transit accounts receivable and payable	(478)	(2,404)
Accounts payable and accrued expenses	1,174	(2,798)
Accrued payroll and related costs	(248)	(931)
Income taxes payable	634	351
Total adjustments	9,001	(4,600)
Cash provided by (used in) operating activities	$9,963	($2,723)

Net cash used in investing activities	(2,357)	(616)
Net cash (used in) provided by financing activities, principally repayment of borrowings under line of credit	(5,314)	202
Effect of exchange rate changes	(396)	(169)
Increase (decrease) in cash and cash equivalents	$1,896	($3,306)

	Thirty-Nine Week Periods Ended
	October 3, 2015	September 27, 2014
Net income	$3,039	$5,097
Adjustments to reconcile net income to cash provided by operating activities	3,204	3,578
Changes in operating assets and liabilities
Accounts receivable	3,272	(5,645)
Prepaid expenses and other current assets	(45)	(426)
Net of transit accounts receivable and payable	(2,263)	131
Accounts payable and accrued expenses	251	(968)
Accrued payroll and related costs	(175)	(882)
Income taxes payable	205	299
Total adjustments	4,449	(3,913)
Cash provided by operating activities	$7,488	$1,184

Net cash used in investing activities	(3,333)	(2,023)
Net cash (used in) provided by financing activities	(5,206)	292
Effect of exchange rate changes	(818)	(465)
Decrease in cash and cash equivalents	($1,869)	($1,012)

RCM Technologies, Inc.
Summary of Selected Income Statement Data
 (Unaudited)
(In Thousands)

	Thirteen Week Period Ended October 3, 2015
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$19,224	$15,171	$10,682	$45,077
Cost of services	14,325	10,477	7,473	32,275
Gross Profit	$4,899	$4,694	$3,209	$12,802
Gross Margin	25.5%	30.9%	30.0%	28.4%

	Thirteen Week Period Ended September 27, 2014
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$24,835	$14,405	$7,142	$46,382
Cost of services	18,239	9,941	5,041	33,221
Gross Profit	$6,596	$4,464	$2,101	$13,161
Gross Margin	26.6%	31.0%	29.4%	28.4%

	Thirty-Nine Week Period Ended October 3, 2015
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$61,843	$44,684	$31,802	$138,329
Cost of services	46,989	30,904	22,241	100,134
Gross Profit	$14,854	$13,780	$9,561	$38,195
Gross Margin	24.0%	30.8%	30.1%	27.6%

	Thirty-Nine Week Period Ended September 27, 2014
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$75,615	$44,076	$24,769	$144,460
Cost of services	57,695	30,734	17,658	106,087
Gross Profit	$17,920	$13,342	$7,111	$38,373
Gross Margin	23.7%	30.3%	28.7%	26.6%